MASTER LOAN AND SECURITY AGREEMENT

THIS MASTER LOAN AND SECURITY AGREEMENT, dated as of August 20, 2021 (this "Master Agreement"), is between NEXTIER COMPLETION SOLUTIONS INC., a Delaware corporation ("Borrower"), located at 3990 Rogerdale Rd., Houston, Texas 77042, and CATERPILLAR FINANCIAL SERVICES CORPORATION, a Delaware corporation (together with its successors and assigns, "Lender"), located at 2120 West End Avenue, Nashville, Tennessee, 37203. Capitalized terms used in this Master Agreement and the other Transaction Documents without definition, including in their respective preambles and recitals, shall have the meanings provided in Appendix A unless the context clearly requires otherwise; and, unless otherwise specified, all accounting terms used herein and in any other Transaction Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with GAAP.

SECTION 1. LOAN AND RELATED COVENANTS

1.1.Master Agreement; Loan Schedules; Notes.

(A)This Master Agreement is effective as of the date specified above and sets forth the basic terms and conditions upon which Lender may make a loan or loans to Borrower in Dollars to finance all or a portion of the Purchase Price due from Borrower to Supplier in connection with Borrower’s acquisition of Equipment (each, a "Loan"). Each Loan shall be evidenced by a loan schedule in form and substance satisfactory to Lender and Borrower, each in its sole and absolute discretion (each, a “Loan Schedule”), and a promissory note in form and substance satisfactory to Lender and Borrower, each in its sole and absolute discretion, evidencing the Loan (each hereinafter referred to, together with any other promissory note, instrument or similar document that Borrower executes in connection with this Master Agreement and which evidences Borrower's promise to pay Indebtedness owed by Borrower to Lender in connection with the transactions contemplated by this Master Agreement, with all modifications, amendments or restatements thereof, as a “Note”). Each Loan Schedule shall incorporate by reference this Master Agreement and, together with the Note referencing such Loan Schedule, shall constitute a separate, distinct and independent Loan. As used in this Master Agreement, the term “Agreement” shall mean the Loan Schedule, this Master Agreement as incorporated therein, the Note referencing such Loan Schedule, and any other Transaction Documents specifically applicable thereto. In the event of a conflict between the provisions of any Loan Schedule and/or Note with respect to a Loan and the provisions of this Master Agreement, the provisions of the applicable Loan Schedule and/or Note shall prevail.

(B)The execution by Borrower of each Loan Schedule and each Note shall (a) irrevocably confirm Borrower's agreement with the terms of such Loan Schedule, as it incorporates this Master Agreement, such Note and each other Transaction Document; (b) constitute a restatement of all representations, warranties, covenants and all other terms and conditions of this Master Agreement and all other Transaction Documents as of the date the Loan is made (unless such representation and warranty specifically refers to an earlier date); and (c) constitute Borrower’s representation and warranty that (i) as of the date the Loan is made, the representations and warranties set forth in Section 3 of this Master Agreement are true and correct, and (ii) Borrower is in compliance with the terms and conditions of the applicable Agreement and all other Transaction Documents.

(C)NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR ANY OTHER TRANSACTION DOCUMENTS, THIS MASTER AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS ARE NOT INTENDED TO BE NOR SHOULD THEY BE CONSTRUED AS A COMMITMENT ON THE PART OF LENDER TO PROVIDE ANY FUNDING OR ADVANCES TO BORROWER, OR OF BORROWER TO ACCEPT ANY SUCH COMMITMENT, AND LENDER HAS SOLE DISCRETION TO DECIDE WHETHER TO PROVIDE ANY FUNDING OR ADVANCES TO

BORROWER UNLESS SUCH OBLIGATION IS EXPRESSLY SET FORTH IN A SEPARATE WRITING EXECUTED AND DELIVERED BY LENDER.

1.2.Interest.

(A)In consideration for each Loan, Borrower agrees to pay to Lender, in accordance with the terms of the Note, the outstanding balance thereon together with interest calculated at the interest rate set forth in the Note (the "Interest Rate") and all other amounts due thereunder in accordance with the terms thereof. All interest shall be computed on the basis of actual days elapsed and a year of three hundred sixty (360) days.

(B)If a Market Disruption Event (as hereinafter defined) occurs which has the effect of reducing the Lender’s yield spread as initially forecast by Lender on the date of the Loan, then the rate of interest payable under the Loan for each interest period that commences while such Market Disruption Event is continuing shall be the interest rate equal to the sum of (1) the margin determined by Lender and (2) the interest rate determined by Lender to be that rate which Lender estimates to be its cost of funding the Loan from whatever source(s) it may reasonably select. Should a Market Disruption Event occur, the Lender agrees that this provision may not be applied by Lender unless the Lender is applying the same or substantially similar provisions to substantially all customers of Lender with similar loan terms and repayment structures. As used herein, “Market Disruption Event” occurs if
(a) any event, development or circumstance (including any change in the financial markets) occurs that in Lender’s reasonable judgment had or could reasonably be expected to cause or result in Lender being unable to obtain funds at the Borrowing Cost it assumed when calculating the Interest Rate, or (b) Lender is unable to determine with reasonable certainty the Interest Rate pursuant to the methodology set forth in the Transaction Documents. As used herein, “Borrowing Costs” means, as of the date of calculation, the interest rate Lender estimates it paid to borrow funds used to fund financing transactions. For purposes of clarification, Borrowing Costs may represent a blended rate of interest representing the interest rates payable under a variety of funding options.

(C)If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any court, central bank, regulator or other governmental authority to which Lender is subject affects or would affect the amount of capital required or expected to be maintained by Lender, and Lender determines that the rate of return on its capital as a consequence of making any Loan is reduced to a level below that which Lender could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by Lender to Borrower, Borrower shall immediately pay directly to Lender additional amounts sufficient to compensate Lender for such reduction in rate of return. A statement of Lender as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Borrower.

(D)If any interest is charged or received in excess of the Maximum Rate, Borrower acknowledges and stipulates that any such charge or receipt shall be deemed the result of an accident and bona fide error, the interest payable shall be reduced to the Maximum Rate and such excess received shall be applied first to reduce principal then to reduce the other Obligations, and the balance, if any, returned to Borrower.

1.3.Term; Payment. The Term of each Agreement shall be from the date set forth as the “Effective Date” set forth on the applicable Note until the date set forth in such Note as the maturity date (the “Maturity Date”). Payments of principal and interest shall be due in accordance with the terms of the Note on the dates set forth in the Note (each, a "Scheduled Payment Date"). Upon execution of the Note by Borrower and acceptance thereof by Lender, the terms of such Note shall be binding upon the parties notwithstanding any disputes later arising regarding the manner in which the above payments were calculated. Borrower agrees to make all payments by wire transfer to the Bank Account. If a payment is due on a non-Business Day, payment shall be made on the next Business Day, and such extension of time shall be included in the computation of interest.

1.4.Late Payments. In the event that any amount due hereunder or under any other Transaction Document is not paid in full when due (whether at a stated payment date, stated Maturity Date, by acceleration or otherwise), Borrower shall pay to Lender on demand, in each instance at Lender's option and to the extent permissible under Applicable Law, a late fee of five percent (5%) of such amount. Without limiting the foregoing, following an Event of Default, Lender at its option may, in addition to the late payment fee set forth in the immediately preceding sentence, prospectively increase the interest rate on all Obligations (without notice to or demand upon Borrower) to a rate equal to the rate set forth in the Note plus five percent (5%) per annum; or, if such rate exceeds the Maximum Rate, then at such Maximum Rate (hereinafter, the "Default Rate") until all amounts owing hereunder have been fully paid and satisfied or the Event of Default is otherwise cured.

1.5.Application of Payments and Collections.

(A)If an Event of Default has not occurred, all payments and collections received for application to the Loan shall be applied first to past due interest, then to accrued but not past due interest, then to the principal amount outstanding, and then finally to the amount of any other Obligations then outstanding.

(B)Upon and following the occurrence of an Event of Default, all payments and collections received for application to the Loan shall be applied first to outstanding Collection Expenses, then to the amount of any loss, costs, expenses or damages suffered or incurred by Lender for which Borrower has agreed in the Transaction Documents to indemnify Lender, and then in the order set forth in Section 1.5(A) or to the full balance if Lender has exercised its right to accelerate the payments.

1.6.Voluntary Prepayment. UNLESS THE NOTE EXPRESSLY PROVIDES OTHERWISE, BORROWER MAY NOT VOLUNTARILY PREPAY PRINCIPAL OR INTEREST UNDER THE NOTE.

1.7.Payment Net Taxes. Borrower shall be responsible for, and promptly pay and discharge, or at Lender's election reimburse Lender for, all Taxes, fees and assessments that may be payable by or imposed upon Lender, the Collateral, Borrower, or otherwise arising out the Loan or any Transaction Document and, if Borrower is prevented by operation of law or otherwise from paying any amounts owing under the Transaction Documents without deduction, then the amount to be paid under the Transaction Documents shall be increased to such an amount that the amount Lender receives after deduction is the amount Lender would have received had the originally contemplated payments been made without such deduction. Borrower further agrees to (a) indemnify Lender for any liabilities with respect to any Taxes (whether or not properly or legally asserted); and (b) provide Lender with evidence satisfactory to Lender, such as the original or a certified copy of proof of payment, of payment of any such Taxes within thirty (30) Days of the payment of all amounts required under this Section 1.7, or, if no Taxes have been paid, to provide to Lender, at Lender's request, with a certificate from the appropriate taxing authority or an opinion of counsel acceptable to Lender stating that no Taxes are payable. Without limiting the foregoing, it is expressly agreed that payments to Lender shall be made net of withholding Taxes and that Borrower shall pay all withholding Taxes.

1.8.Dollar Payments. All payments under the Transaction Documents shall be paid solely and exclusively in Dollars in immediately available funds and shall be paid to the Bank Account or otherwise as directed by Lender in writing.

1.9.Obligations Unconditional; Disclaimers.

(A)BORROWER'S OBLIGATIONS HEREUNDER, INCLUDING THE OBLIGATION TO MAKE ALL PAYMENTS WHEN DUE, ARE ABSOLUTE AND UNCONDITIONAL UNDER ANY AND

ALL CIRCUMSTANCES AND SHALL BE PAID AND PERFORMED BY BORROWER WITHOUT ANY ABATEMENT, REDUCTION, DIMINUTION, SETOFF, DEFENSE, COUNTERCLAIM OR RECOUPMENT WHATSOEVER, INCLUDING ANY PAST, PRESENT OR FUTURE CLAIMS, INCLUDING ANY CLAIMS RELATED TO THE EQUIPMENT, QUANTITY OR QUALITY OR ANY OTHER CLAIMS THAT BORROWER MAY HAVE AGAINST LENDER OR ITS AFFILIATES, ANY SUPPLIER, OR ANY OTHER PERSON WHATSOEVER. TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAWS, BORROWER WAIVES DEMAND, DILIGENCE, PRESENTMENT, PROTEST, AND NOTICE OF DISHONOR, NOTICE OF NONPAYMENT AND NOTICES AND RIGHTS OF EVERY KIND IN RESPECT OF EACH SUCH PAYMENT.

(B) LENDER DOES NOT MAKE, HAS NOT MADE, AND EXPRESSLY DISCLAIMS ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, AS TO THE EQUIPMENT OR ANY OTHER COLLATERAL, OR ANY OTHER MATTER, INCLUDING: THE MERCHANTABILITY OR FITNESS OF THE EQUIPMENT OR ANY OTHER COLLATERAL FOR ANY USE OR PURPOSE; TITLE; THE DESIGN OR CONDITION OF THE EQUIPMENT OR ANY OTHER COLLATERAL; ITS COMPLIANCE WITH ANY APPLICABLE LAWS OR ITS CONFORMITY TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE AGREEMENTS OR OTHER DOCUMENTS RELATING TO THE EQUIPMENT OR ANY OTHER COLLATERAL OR TO THE DESCRIPTION SET FORTH THEREIN OR IN ANY TRANSACTION DOCUMENTS; THE ABSENCE OF ANY PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR LATENT DEFECT (WHETHER OR NOT DISCOVERABLE BY BORROWER); THE LEGAL, TAX OR ACCOUNTING TREATMENT OF THE TRANSACTIONS CONTEMPLATED HEREBY; ANY INTERFERENCE OR INFRINGEMENT; OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED WHATSOEVER, IT BEING AGREED THAT ALL SUCH RISKS, AS BETWEEN LENDER AND BORROWER, ARE TO BE BORNE BY BORROWER. BORROWER SHALL NOT FOR ANY REASON ASSERT THAT LENDER IS RESPONSIBLE IN ANY WAY WITH RESPECT TO: (I) ANY LIABILITY, LOSS OR DAMAGE TO BORROWER OR ANY THIRD PARTY CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY BY ANY EQUIPMENT OR ANY OTHER COLLATERAL, ANY INADEQUACY THEREOF OR DEFICIENCY OR DEFECT THEREIN, THE USE THEREOF OR BY ANY OTHER CIRCUMSTANCE IN CONNECTION THEREWITH; OR (II) ANY INTERRUPTION OF SERVICE, LOSS OF BUSINESS OR ANTICIPATED PROFITS OR ANY SPECIAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES.

1.10.Term. This Master Agreement shall remain in effect so long as any Indebtedness is owing or any Obligations remain to be performed by Borrower to or for the benefit of Lender under the Transaction Documents. No termination (whether as a result of an Event of Default or due to the passage of time) shall affect or impair the rights, powers or privileges of Lender or the Obligations, duties or liabilities of Borrower relating to (A) any transaction or event occurring prior to the effective date of such termination or (B) any of the undertakings, agreements, covenants, indemnifications, warranties or representations of Borrower contained in this Agreement or other Transaction Documents. All such undertakings, agreements, covenants, indemnities, warranties, and representations of Borrower shall survive such termination and Lender shall retain all of its rights and remedies under the Transaction Documents.

1.11.Grant of Security Interest.

(A)Description of Collateral. As security for Borrower’s obligations under this Agreement and all other Transaction Documents, Borrower hereby grants Lender a security interest in all of Borrower’s rights, title and interest, whether now existing or hereafter acquired or arising, in and to the following: (1) the Equipment specified or referenced in each Loan Schedule (including, even if not specified, all replacements, repairs, additions, attachments, accessories and Accessions thereto); (2) all Support Documents; (3) any amounts and proceeds of any kind payable in respect of any casualty (whether or not covered by insurance) or any taking, exercise of rights of eminent domain, public improvement, inverse condemnation, condemnation or similar action of or proceeding by any governmental authority relating to any Equipment or any material part thereof, and all indemnity, warranty or guaranty payable by reason of a Casualty Event related to any of the foregoing Collateral; and (4) proceeds and products, whether tangible or intangible, of any of the foregoing Collateral, including, as such terms are defined in the UCC, chattel paper, instruments, accounts, proceeds of insurance or any other property resulting from the sale, lease or other disposition of the foregoing Collateral. Nothing herein (including, without limitation, the references to proceeds) authorizes any sale, lease, or other disposition of any Collateral without the prior written consent of Lender. Borrower hereby agrees that such security interest: (a) secures the payment and performance when due of any and all Obligations owing by Borrower; and (b) extends to all Collateral so long as any portion of the Obligations secured hereby remains unpaid or any duties or other Obligations of Borrower remain undischarged. In the event any Note evidences both a Purchase Money Obligation (as defined in Section 9-103(a)(2) of the UCC) and an Obligation that is not a Purchase Money Obligation (a "Non-Purchase Money Obligation"), Lender and Borrower hereby agree that any portion of payments applied to the principal balance under such Note shall be applied first to the portion thereof that is a Non-Purchase Money Obligation, and only after such portion of principal has been repaid in full shall the portion of payments applied to the principal balance of such Note be allocated to any Purchase Money Obligation.

(B)Cross-Collateralized. While any Obligation under the Transaction Documents now or hereafter arising remains outstanding, Borrower agrees that all Obligations owed to Lender shall be cross- guaranteed, cross-defaulted, cross-accelerated and cross-collateralized. Notwithstanding anything to the contrary herein, any security interest granted by Borrower pursuant to any Transaction Document (in this context, the "Primary Document") or any other agreement with Lender with respect to Borrower's Obligations under any other Transaction Document, agreement, instrument or writing (in this context, the "Secondary Document") shall benefit any Lender Assignee only to the extent such assignee is deemed to be a "Lender" under both the Primary Document and the Secondary Document in accordance with Section 6.1 hereof.

1.12.Substitute Performance. In the event Borrower fails to maintain insurance in accordance with the Minimum Insurance Requirements, fails to pay Taxes, or fails to perform any other obligation required hereunder or under any other Transaction Document, Lender may make expenditures in order to maintain and preserve the Equipment or other Collateral. The amount expended plus interest thereon from the date of expenditure at the Default Rate shall be due immediately upon written notice by Lender to Borrower.

SECTION 2. CONDITIONS PRECEDENT

Notwithstanding anything to the contrary in this Master Agreement or any other Transaction Document, Lender shall not be obligated to make any Advance with respect to any Loan Schedule entered into by Lender or any Note accepted by Lender until each of the following conditions has been satisfied, all in form and substance satisfactory to Lender in its sole discretion (and any election by Lender to make any such Advance prior to the fulfillment of any condition precedent shall not constitute a waiver thereof):

2.1.Existence and Good Standing. Lender shall have received a certificate of existence and good standing with respect to Borrower, issued as of a recent date, acceptable to Lender, by the appropriate and authorized official of Borrower's jurisdiction of organization;

2.2.Authorization; Organizational Documents. Borrower shall have provided in form and substance satisfactory to Lender: (1) properly certified resolutions of Borrower's manager, managing member, board of directors, members or other governing body or Persons duly authorizing the execution and delivery of this Agreement and all other Transaction Documents; and (2) copies of the organizational and governing documents of Borrower that are certified by an authorized officer or member of Borrower as being true and correct copies thereof, together with specimen signatures and incumbency certifications as to the officers or other Persons identified in the resolutions or other authorizing documents;

2.3.Guaranty and Select Documents. Receipt of the executed Guaranty, together with certified resolutions, copies of the organizational and governing documents of the Guarantor and other evidence of existence and authority for the Guarantor, similar to that required by Sections 2.1 and 2.2 above for Borrower;

2.4.Opinion of Counsel. Lender shall have received a favorable, written opinions of counsel to Borrower and Guarantor as to the transactions contemplated by each Transaction Document to which it is a party, addressing authorization, execution and delivery of this Agreement and the other Transaction Documents, the enforceability thereof, and such other matters as are customary for transactions similar to Agreement, including no violation of the Senior Credit Agreements in respect of the lien and indebtedness arising pursuant to the Transaction Documents, and in each case be subject to standard qualifications and limitations reasonably acceptable to Lender;

2.5.Transaction Documents. Borrower shall have executed and delivered to Lender the applicable Loan Schedule, the applicable Note and all other Transaction Documents related thereto;

2.6.Liens. Lender shall have received evidence that (a) all necessary or desirable actions have been taken for Lender to perfect (and Lender shall have perfected) a first priority security interest in the Collateral; and (b) the Collateral will not be encumbered by any other claim or lien other than Permitted Liens; such evidence to include UCC searches and releases, or intercreditor agreements from any intervening lienors; or landlord/mortgagee waivers;

2.7.Evidence of Insurance. Lender shall have received evidence of all insurance required hereunder, including pursuant to Section 4.1(D) of this Master Agreement;

2.8.Pay Proceeds Letter. Borrower shall have requested disbursement of the Loan by delivery of a pay proceeds letter and certification of representations and warranties in a form acceptable to Lender, together with such supporting evidence as Lender shall require;

2.9.Purchase Agreement and Related Information. Lender shall have received: (1) a copy of the applicable Purchase Agreement, certified as true and correct by an officer of Borrower, including any and all invoices provided with respect to the Purchase Agreement; (2) evidence satisfactory to Lender that the Supplier has sold, and Borrower has accepted without reservation, the Equipment for which such Advance is requested, including execution by the applicable Supplier and Borrower of any acceptance documentation, certifications or other documents contemplated or required by the Purchase Agreement with respect to the foregoing (provided, however, the final transfer of title by the Supplier may be conditioned upon receipt of proceeds of the Loan reflected in the pay proceeds letter and certification accepted pursuant to Section 2.8 hereof); and (3) if the Advance is less than the Purchase Price, evidence that any balance due under the Purchase Agreement in excess of the applicable Loan has been paid the Supplier in immediately available funds. Borrower’s delivery of such documents to Lender shall be deemed to be a representation and warranty from Borrower that such Equipment has been inspected by Borrower to its complete satisfaction; has been found to be in good working order, repair and condition and fully equipped to operate under Applicable Law; and is of a size, design and capacity selected by Borrower and suitable for Borrower’s purposes;

2.10.Absence of Default. There shall not exist any Default under this Agreement or any other Transaction Document;

2.11.No Material Adverse Effect. No event or circumstance having a Material Adverse Effect since June 30, 2021 shall have occurred;

2.12.Payment of Fees and Expenses. Borrower shall have paid to Lender all amounts due under Section
7.6 hereof and any other amounts specified in this Agreement or any other Transaction Document that may then be due and payable; and

2.13.Additional Requirements. All such other documents, certifications, or acknowledgments shall be provided as Lender shall reasonably request.

SECTION 3. REPRESENTATIONS AND WARRANTIES

Borrower, with the knowledge that Lender is relying thereon in executing or accepting this Master Agreement, any Loan Schedules or Notes, or any other Transaction Documents to which it is a party, and in disbursing each Loan hereunder, represents and warrants the following to Lender as of the date hereof (and, if different, the date of each Loan Schedule, Note or other Transaction Documents), and on the date of each Advance:

3.1.Due Organization; Existence. Borrower is a corporation duly organized under the laws of the State of Delaware, is validly existing and in good standing under the laws of such State and is duly qualified to do business in each State where its business, operations or presence requires such qualification, and where the failure to be so qualified would constitute a Material Adverse Effect. Guarantor is a corporation company duly organized under the laws of the State of California, is validly existing and in good standing under the laws of such State and is duly qualified to do business in any other jurisdiction in which its business, operations or presence requires such qualification and where the failure to be so qualified would constitute a Material Adverse Effect.

3.2.Authorization; No Conflict as to Applicable Law or Agreements. Borrower and Guarantor each has all requisite power and authority, and is duly authorized and empowered to enter into, execute, deliver and perform all of its Obligations under the Transaction Documents and the Support Documents; to conduct its material business as presently conducted; to own and operate its material Property; and to operate the Equipment. The execution, delivery, and performance by Borrower and Guarantor of the Transaction Documents and the Support Documents to which either such Person is a party have been duly authorized by all necessary company action and do not and will not (a) require any consent or approval of the stockholders, partners, members, or other owners of Borrower or Guarantor, as applicable, or any authorization, consent, or approval by any domestic or foreign governmental department, commission, board, bureau, agency, or instrumentality that is not already obtained; (b) violate any provision of any Applicable Law or any order, writ, injunction, or decree presently in effect having applicability to Borrower or Guarantor, as applicable, or of the organizational or governing documents of Borrower or Guarantor, as applicable; (c) result in a breach of or constitute a default under (i) any Senior Credit Agreement or (ii) any other material indenture or loan or credit agreement or any other material agreement, lease, or instrument to which Borrower or Guarantor is a party or by which it or its Properties may be bound or affected (without implying the consent of Lender to the existence or creation thereof); or (d) result in or require the creation or imposition of any Lien upon or with respect to any of the Properties now owned or hereafter acquired by Borrower other than Permitted Liens.

3.3.Legal Agreements. Each Transaction Document when delivered by Borrower or Guarantor, as applicable, will be a legal, valid, and binding obligation of such Person enforceable against it in accordance with its terms.

3.4.Material Adverse Effect. There has been no change, nor is Borrower aware of any fact that could in the future cause a Material Adverse Effect since the date of the latest financial statement referred to in Section 4.1(A).

3.5.Financial Condition. Borrower's, Guarantor’s and NEX’s financial statement and spreadsheets containing financial information and projections heretofore furnished to Lender (or publicly filed Forms 10-Q and 10-K, as applicable) are complete and correct in all material respects and present fairly in all material respects the financial condition and prospects of such Person, and each such Person is solvent.

3.6.Liens. The Collateral is not and will not be subject to any Lien or the terms of any security agreement, other than Permitted Liens. Without limiting the foregoing: (a) the Liens granted to Lender hereunder are (and, with respect to subsequently acquired Collateral, will be) superior and prior to the rights of all third Persons now existing or hereafter arising by way of Lien (other than Permitted Liens); and (b) all such action as is necessary has been taken, or will be taken prior to the applicable Advance, to establish and perfect Lender’s rights in and to, and first priority Lien on, the Collateral, including any recording, filing, registration, giving of notice or other similar action.

3.7.Title to Properties. Borrower has good, valid, and marketable title to the Collateral and all material Property reflected in the financial statements of Borrower referred to in Section 4.1(A).
3.8.Compliance with Laws and Regulations. Borrower, in the conduct of all of its business affairs, has complied in all material respects with the requirements of all Applicable Laws, including all Environmental Laws, except to the extent non-compliance would not constitute a Material Adverse Effect. There have been no citations, notices, or orders of noncompliance (that have not been complied with or withdrawn) issued to Borrower under any Applicable Law which non-compliance would constitute a Material Adverse Effect.

3.9.Taxes. Borrower has filed or caused to be filed all tax returns which are required to be filed by it pursuant to all applicable federal, state and material local laws, regulations or orders, or any other Applicable Laws. Borrower has paid, or made provision for the payment of, all Taxes which have or may have become due pursuant to said returns or otherwise or pursuant to any assessment received by Borrower, except for those contested in good faith, with due diligence and by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP. The charges, accruals, and reserves in respect of income taxes on the books of Borrower are made in accordance with GAAP. Borrower knows of no proposed material tax assessment against it and no extension of time for the assessment of Taxes of Borrower is in effect or has been required or applied for, except as disclosed in the financial statements delivered by Borrower to Lender.

3.10.Litigation. There are no actions, suits, investigations, or proceedings pending or to the Knowledge of Borrower threatened against or affecting Borrower or any Affiliate of Borrower (including Guarantor) or the properties of such Person before any court, arbitrator, or governmental authority, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, would have a Material Adverse Effect.

3.11.No Defaults on Outstanding Judgments. Borrower and Guarantor has each satisfied all judgments exceeding Five Million Dollars ($5,000,000), if any, and is not in default with respect to any judgment, writ, decree of any court, arbitrator, or of any other applicable federal, state, municipal, or other governmental authority, commission, board, bureau, agency, or instrumentality, whether domestic or foreign, exceeding Five Million Dollars ($5,000,000).

3.12.Civil Acts; No Immunity. Borrower and Guarantor are subject to civil and commercial law with respect to its Obligations under the Transaction Documents and Support Documents signed or to be signed by it. The execution, delivery, and performance of such Transaction Documents and Support Documents constitute commercial acts as opposed to governmental acts. Neither Borrower nor Guarantor nor either of their respective Property enjoys, in the courts of the United States or any other nation, any right of immunity from suit, setoff or attachment or execution on a judgment in respect of the obligations of Borrower or Guarantor under the Transaction Documents or its rights under the Support Documents.

3.13.No Default. No Default has occurred or is continuing and Guarantor is not in default under the Guaranty.

SECTION 4. COVENANTS AND CONTINUING AGREEMENTS

4.1.Affirmative Covenants. So long as this Agreement or any other Transaction Document remains in effect, Lender has any commitment hereunder or under any of the other Transaction Documents, or Borrower has any unfulfilled or undischarged Obligations, Borrower covenants and agrees as follows:

(1)Financial Statements. Borrower will deliver in writing to Lender:

(1)Annual Statements. Audited, consolidated and consolidating financial statements of NexTier Oilfield Solutions, Inc. (“NEX”) as of the end of each Fiscal Year prepared in accordance with GAAP, certified by a firm of independent certified public accountants within one hundred eighty (180) days of the end of each Fiscal Year (such financial statements shall separately delineate financial results for each material Subsidiary); and

(2)Interim Statements. Audited or company prepared, quarterly, consolidated and consolidating, interim financial statements of NEX as of the end of each fiscal quarter prepared in accordance with GAAP within sixty (60) days of the end of its fiscal quarter.

Borrower shall be deemed to have complied with the foregoing requirements if NEX files Forms 10-K and 10-Q with the Securities and Exchange Commission that are publicly available within the time frames set forth in this Section 4.1(A).

(B)Other Information. Borrower will deliver in writing to Lender:

(1)Certain Changes. Notice of any Change in Control or any change of Borrower's legal name, form of entity or state of organization not less than ninety (90) days prior to the effectiveness thereof;

(2)Default. As promptly as practicable (but in any event not later than ten (10) days after Borrower obtains Knowledge of the occurrence): (a) notice of (i) any Default hereunder or (ii) any default by Borrower or Guarantor, under any agreement for Indebtedness pursuant to which such Person’s obligations could reasonably be expected to exceed the applicable Threshold Amount; and (b) a detailed statement by an officer of Borrower of the steps being taken by Borrower to cure the foregoing;

(3)Litigation. Promptly after Knowledge of the commencement thereof, notice in writing of all litigation and of all proceedings before any state or federal court or any governmental or regulatory agency, bureau or commission affecting Borrower or Guarantor which seek a monetary recovery against Borrower or Guarantor would reasonably be expected to be in excess of the applicable Threshold Amount (or, if determined adversely to Borrower or Guarantor, would reasonably be expected to have a Material Adverse Effect) along with, if requested in writing by Lender, a report of such Person's counsel regarding the circumstances underlying and the merits of such litigation or proceedings (subject to any limitations that may be required to preserve attorney-client privilege);

(4)Environmental. As promptly as practicable (but in any event not later than three (3) Business Days after Borrower obtains Knowledge of the occurrence), notice in writing of any Environmental Claim against or affecting Borrower or Guarantor which has resulted or would reasonably be expected to result in a Material Adverse Effect;

(5)Material Adverse Effect. Notice of the occurrence of any event or circumstance having a Material Adverse Effect;

(6)Quarterly Compliance Certificates. At such time as provided under any Senior Credit Agreement, a signed copy of any quarterly compliance certificate (and all attachments thereto) of NEX, Guarantor, Borrower or their Affiliates reflecting the calculations of any financial covenants required under such Senior Credit Agreement;

(7)Restricted Dividend Information. At such time as submitted or promptly after receipt, as applicable, any documents submitted to, or received from, agents or lenders party to any Senior Credit Agreement in connection with the distribution of dividends subject to restrictions or other conditions pursuant to the terms of such Senior Credit Agreement;

(8)Location of Equipment. Quarterly, on or before the date interim financial reporting is required pursuant to Section 4.1(A)(2) above, a report in form and substance reasonably satisfactory to Lender providing the location of the Equipment; and
(9)Requested Information. Such data, documents or further information related to this Agreement or any other Transaction Document, or the business or financial condition, of Guarantor and its Subsidiaries (including Borrower) as Lender may reasonably request, within a commercially reasonable time.

(C)Compliance with Applicable Laws. Borrower shall, in the conduct of its business, comply in all material respects with all Applicable Laws including: (1) paying and discharging promptly, and in all events before the same become delinquent, all Taxes, claims, assessments, and governmental charges imposed upon it or upon its property (except for those contested in good faith, with due diligence and by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP) including all Taxes that may become payable as a result of any transaction contemplated by the Transaction Documents or Support Documents (and Borrower shall furnish upon reasonable request evidence reasonably satisfactory to Lender that payment of such required amounts has been made, with receipts evidencing payment of withheld tax liability related to interest payments made to Lender to be presented to Lender within thirty (30) days of payment by Borrower); and (2) obtaining and maintaining all material Permits, Licenses and Related Rights. If Borrower shall fail to immediately discharge or provide security against any Taxes, claims, assessments, and governmental charges as aforesaid with respect to the transactions contemplated by the Transaction Documents or Support Documents, Lender may do so, and any and all expenses incurred by Lender shall be immediately paid by Borrower on demand and shall be subject to late payment fees and interest in accordance with Section 7.6 hereof.

(D)Insurance Requirements. Beginning on or before the date of the Advance under any Note with respect to Equipment referenced in the corresponding Loan Schedule, and continuing until all Obligations are satisfied in full, Borrower shall maintain insurance, at its expense, in accordance with the Minimum Insurance Requirements with respect to such Equipment. All insurance required hereunder shall: (1) be placed with companies of a financial strength and size set forth in more detail in the Minimum Insurance Requirements; (2) be primary, without right of contribution from any other insurance carried by Lender; (3) include a waiver of subrogation; and (4) provide that the insurance may not be canceled or altered so as to affect the interest of Lender without at least thirty (30) days prior written notice to Lender. Borrower shall promptly notify Lender of any occurrence which may become the basis of a claim and shall provide Lender with all requested pertinent data. Borrower shall promptly deliver to Lender evidence of such insurance coverage.

(E)Inspection. Lender and its respective agents or designees shall have at all times the right of entry and free access to inspect the Collateral with not less than two Business Days advance notice and during normal business hours; provided however no notice is required during a Default or Event of Default. Lender shall also have unrestricted access to and the right to copy all records, accounting books, contracts, subcontracts, bills, statements, vouchers, and supporting documents of Borrower relating to the Collateral.

Borrower shall be responsible for all reasonable out-of-pocket expenses and costs incurred by Lender, as further set forth in Section
7.6. Borrower shall, promptly upon written request from Lender, provide copies of such records, accounting books, contracts, subcontracts, bills, statements, vouchers, and supporting documents of Borrower as are requested by Lender. Borrower shall obtain authorization from and any warehouses, storage facilities, landlords or other parties with rights to premises where the Equipment is located to assure Lender’s right of entry and access to the Collateral for inspection or repossession. Without limiting the foregoing, Borrower hereby expressly grants Lender access to the Collateral upon an Event of Default.

(F)Preservation of Equipment. So long as Borrower has any Obligations under the Note and Loan Schedule entered into in connection with an Advance for any Equipment, Borrower shall: (1) cause such Equipment to be preserved in like new condition (Reasonable Wear and Tear excepted) and maintain a servicing agreement with Supplier in form and substance reasonably satisfactory to Lender; (2) maintain all records and other materials relating to Borrower's compliance with the foregoing; and (3) keep such Equipment free from all Liens (other than Permitted Liens). Provided that no Default or Event of Default has occurred and is continuing, Borrower may, at its sole cost and expense, make Permitted Improvements. Borrower shall, upon written request from Lender, provide Lender with a detailed list of any and all Permitted Improvements made by Borrower together with such other information related thereto as may reasonably be requested by Lender. Borrower shall not allow the Equipment to be attached or incorporated to or in any other property not consisting of Equipment hereunder in such a manner that the Equipment may be deemed to have become an Accession to or a part of such other property in which someone has a Lien (other than Permitted Liens).

(G)Maintenance of Records and Books of Account. Borrower shall keep, in all material respects, accurate records and books of account, in accordance with GAAP consistently applied, reflecting all its financial transactions.

(H)Discharge of Indebtedness; Claims. Borrower shall promptly pay and discharge all Indebtedness and lawful claims in excess of the applicable Threshold Amount when due (or, in amounts equal to or less than the Threshold Amount if the failure to discharge such Indebtedness or discharge such claims, would reasonably be expected to have a Material Adverse Effect), except for those contested in good faith by appropriate proceedings, with due diligence and for which adequate reserves are maintained in accordance with GAAP.

(I)Damage or Destruction.

(1)No loss of, or damage to, any Equipment from any cause whatsoever, including any loss, theft, destruction, irreparable damage, unauthorized sale or trade-in, confiscation, requisition, or any other event which renders an Equipment unusable in whole or in part (a "Casualty Event") shall relieve Borrower from its Obligations except as expressly provided in this 4.1(I). Borrower shall promptly (and in any event within ten (10) days) provide Lender with written notice of any Casualty Event to any Equipment (any Equipment subject to a Casualty Event being hereinafter referred to as the "Casualty Equipment") for which the repairs or replacement costs are likely to exceed Five Hundred Thousand Dollars ($500,000). Each such notice must be provided together with all damage reports provided to any governmental authority, insurer, or supplier, and all documents pertaining to the repair of such Casualty Equipment, including copies of work orders, and all invoices for related charges. Lender shall be under no duty to Borrower to pursue any claim against any Person in connection with a Total Loss or other Casualty Event.

(2)Unless the Casualty Event results in a Total Loss, Borrower shall promptly (but in any event within thirty (30) days), place the applicable Casualty Equipment in the condition and repair required by this Master Agreement and the other Transaction Documents. In the event of a Total Loss, Borrower shall promptly (but in any event within thirty (30) days) pay to Lender, as a mandatory prepayment of the Loan, an amount calculated by Lender to be equal to the then outstanding principal balance without premium or penalty plus all accrued interest, fees, and other amounts due hereunder, including any amounts then due under Section 7.6. In the event the Casualty Equipment is less than all Equipment subject to a specific Loan Schedule and Note: (a) Lender may reasonably make an item-by- item allocation of the mandatory prepayment applicable to only the Casualty Equipment and may, but shall not be obligated to, consider the initial cost of the applicable Equipment as well as the depreciation thereof and the results of any appraisal, and any such prepayment shall be applied in the inverse order of their maturities until the Loan is repaid in full (such that the regularly scheduled payments of principal and interest due under the applicable Note remain the same notwithstanding such partial prepayment, with the effect being that the Loan is repaid earlier than the Maturity Date or that any balloon otherwise due at the Maturity Date shall be reduced); and (b) Lender may require mandatory prepayment with respect to all Equipment (not solely the Casualty Equipment) if Lender reasonably determines that the Casualty Equipment is material in value when compared to the remaining Equipment or is material to the overall functionality of the remaining Equipment.

(3)If Lender receives a payment under an insurance policy maintained by Borrower or its Affiliates in connection with any Total Loss or other Casualty Event, and such payment is both unconditional and indefeasible, then provided Borrower shall have complied with the applicable provisions of this 4.1(I), Lender shall either (a) if received pursuant to a Total Loss, remit such proceeds to Borrower up to an amount equal to the amount of the mandatory prepayment made by Borrower to Lender under Section 4.1(I)(2) above with respect to the related Casualty Event, or credit such proceeds against any amounts owed by Borrower pursuant to said section; or (b) if received with respect to a Casualty Event that is not a Total Loss, Lender shall cooperate with Borrower in good faith to pay such monies to the applicable vendor or repair personnel, as reimbursement to Borrower, or otherwise once Lender reasonably determines the applicable property has been adequately repaired or replaced, or that an acceptable process has been commenced to restore or repair such property. Any insurance proceeds remaining after application in accordance with the foregoing provisions may, at Lender's option, be applied as a mandatory prepayment of the principal balance of the loan or remitted to Borrower.

(J)Financial Condition; Accuracy of Information. Borrower represents, warrants, covenants and agrees that: (a) all financial statements furnished to Lender by or on behalf of Borrower, Guarantor or NEX (or publicly filed Forms 10-Q and 10-K, as applicable) do and shall fairly present the financial condition of such Person on the dates thereof and the results of its operations for the periods then ended, and shall have been prepared in accordance with GAAP; (b) there shall be no liabilities of any Person reflected therein, fixed or contingent, which are material and are not reflected in the financial statements or the notes thereto, other than liabilities arising in the ordinary course of business since the date of the last financial statement; (c) the financial statements do not and shall not contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained herein or therein not misleading; and (d) all information supplied to Lender by or on behalf of Borrower or Guarantor pursuant to the terms of this Agreement or any other Transaction Documents shall be true and correct in all material respects as of the date provided. As used in this Section, information includes original written copies, printed copies, or copies provided electronically by analog, digital, electronic, telephone, magnetic, mechanical, optical, chemical, electromagnetic, electromechanical, electrochemical, or other similar means, whether or not sent by mail, courier, delivery service, telephone, facsimile, telegraph, Internet, or any other means.

(K)Indemnification. Borrower hereby agrees to defend, indemnify and hold Lender and Lender's employees, agents, directors, partners, shareholders, officers, members, and any assignee or secured party (the “Indemnified Parties”) harmless from and against: (1) all claims, demands, suits, and legal proceedings (whether civil, criminal, administrative, investigative, or otherwise), including arbitration, mediation, bankruptcy, and appeal and including any claims, demands, suits, and legal proceedings (a) related to any alleged or actual Default by Borrower of this Agreement or any other Transaction Document; (b) arising out of the actual or alleged manufacture, purchase, financing, ownership, delivery, rejection, non-delivery, possession, use, transportation, storage, operation, maintenance, repair, return, or other disposition of the Equipment; (c) by any governmental authority or any third party under any Environmental Law, under any common law tort claim theory applicable to Hazardous Materials or any Hazardous Materials remediation otherwise required to be performed or conducted under any applicable Environmental Law, that is related in any way to any Equipment, the use of any Equipment, the land upon which any Equipment is located, or any transaction contemplated by any Transaction Documents; or
(d) for any alleged patent, trademark or copyright infringement related in any way to any Equipment, the use of any Equipment, or any transaction contemplated by any Transaction Documents (hereinafter, subsections (1)(a) through (1)(d) collectively referenced as "Actions"); and (2) any and all penalties, losses, liabilities (including the liability of Borrower or Lender for either party's negligence, tort, and strict liability), damages, costs, court costs, and any and all other expenses (including Attorneys' Fees, judgments, and amounts paid in settlement), related to, arising out of or in any way connected with any Actions (the “Indemnified Amounts”); excluding, however, Indemnified Amounts finally determined to have been proximately caused by the willful misconduct or gross negligence of such Indemnified Party so long as the applicable Actions are not asserted on the basis of (x) theories that the Indemnified Party is vicariously liable for the actions of Borrower or any other third party using the Equipment by or through Borrower, including theories of agency, apparent agency or employment; (y) theories that the Indemnified Party negligently entrusted the Equipment to Borrower or any other third party using the Equipment by or through Borrower; or (x) the failure of any Indemnified Party to compel Borrower to comply with the provisions of the Transaction Documents. For the avoidance of doubt, to the extent any Action relates to the manufacture of the Equipment, an Indemnified Party shall not include the manufacturer of the Equipment, as assignee hereunder or otherwise. Borrower shall, at Lender's option, appear and defend any such Action and pay the cost of the defense of any such Action brought against Lender, either alone or in conjunction with others, upon any such liability or claim. Borrower shall satisfy, pay, and discharge any and all judgments and fines that may be recovered against Lender in any such Action. The foregoing indemnities are continuing indemnities and shall survive expiration, termination, or cancellation.

4.2.Negative Covenants. So long as this Agreement or any other Transaction Document remains in effect, Lender has any commitment hereunder or under any of the other Transaction Documents, or Borrower has any unfulfilled or undischarged Obligations, Borrower agrees that, without the prior written consent of Lender:

(A)Lease, Assignment and Liens.

(1)BORROWER SHALL NOT, WITHOUT LENDER’S PRIOR WRITTEN CONSENT, (A) SELL, ASSIGN, DELEGATE, PLEDGE, HYPOTHECATE, ENCUMBER, DISPOSE OF, OR OTHERWISE TRANSFER (INCLUDING BY OPERATION OF LAW) THE EQUIPMENT OR ANY INTERESTS THEREIN (OTHER THAN PERMITTED LIENS), (B) RENT, LEASE OR LEND ANY EQUIPMENT TO ANYONE OTHER THAN GUARANTOR OR A PERMITTED AFFILIATE OR (C) PERMIT ANY EQUIPMENT TO BE USED BY ANYONE OTHER THAN BORROWER, GUARANTOR, ANY PERMITTED AFFILIATE OR THEIR RESPECTIVE QUALIFIED EMPLOYEES.

(2)As used herein, a “Permitted Affiliate” means an Affiliate who has executed and delivered to Lender a written acknowledgment providing that: (A) no interest, except for the use of the Equipment, shall accrue to it under any rental, lease or other written or oral arrangement (in any case, a “Permitted Affiliate Use Arrangement”); (B) such Affiliate shall not relet the Equipment; (C) Lender's security interest in the Equipment shall be superior to any interest acquired by such Affiliate under the Permitted Affiliate Use Arrangement or otherwise, (D) Lender shall have no obligation or responsibility to such Affiliate to perform under the Permitted Affiliate Use Arrangement; and (E) ANYTHING HEREIN OR IN THE PERMITTED AFFILIATE USE ARRANGEMENT TO THE

CONTRARY NOTWITHSTANDING, ALL OF SUCH AFFILIATE’S RIGHTS UNDER THE PERMITTED AFFILIATE USE ARRANGEMENT AND WITH RESPECT TO THE EQUIPMENT ARE FULLY SUBJECT AND SUBORDINATE TO THE INTERESTS OF LENDER.

(3)Notwithstanding anything to the contrary herein, including Section 4.2(A)(1) above or Section 4.2(B) below, there shall be no prohibition on the sale, assignment or transfer (including by operation of law) of any Equipment by Borrower to Guarantor so long as Guarantor complies with its obligations pursuant to Section 7 of the Guaranty.

(B)Mergers; Consolidations; Acquisitions.

(1)Neither Borrower nor Guarantor shall: (a) consolidate with or merge into any Person, or permit any other Person to merge into Borrower or Guarantor; (b) acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person; or (c) allow any other Person to acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of its assets.

(2)Notwithstanding anything to the contrary herein, including Section 4.2(B)(1): (a) Borrower may consolidate with or merge with or into any domestic subsidiary of NEX, provided that (x) to the extent such consolidation or merger is with a Person other than Guarantor, then Borrower shall be the surviving Person and (y) if such consolidation or merger is with Guarantor, Guarantor may be the surviving Person if Guarantor complies with its obligations pursuant to Section 7 of the Guaranty; (b) Borrower may acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of Guarantor or any other domestic subsidiary of NEX; and (c) Guarantor may acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of Borrower so long as Guarantor complies with its obligations pursuant to Section 7 of the Guaranty.

(C)Restrictions on Nature of Business. Borrower shall not engage in any line of business different from that presently engaged in by Borrower other than any business that is similar, reasonably related, incidental, ancillary or complementary thereto, or is a reasonable extension, development or expansion thereof.

(D)Liens and Encumbrances. Borrower shall not (1) create, incur, or suffer to exist any Lien upon any of the Collateral, except for Permitted Liens; or (2) affix any Equipment to real or personal property in such a manner as to cause such Equipment to be deemed a Fixture or Accession (as such terms are defined in the UCC) under Applicable Law.

(E)Subsidiary and Affiliate Transactions. Borrower shall not be a party to any transaction with any of its Subsidiaries, Affiliates, or members, except in the ordinary course of Borrower's business and upon terms which are no less favorable to Borrower than Borrower could obtain in a comparable arm's length transaction with a Person not an Affiliate or member of Borrower; provided, however, this Section 4.2(E) shall not in any way be deemed to restrict: (1) any (a) dividends to distributions (including equity redemptions, repurchases or other acquisitions of equity interests) to or from, (b) investments to or from, or (c) transfers to or from, Borrower with any such Subsidiary, Affiliate or member that is a Senior Loan Party, (2) any guaranties of the indebtedness or other obligations in respect of any Senior Credit Agreement (a) by Borrower in respect of any such Subsidiary’s, Affiliate’s or member’s indebtedness or other obligations thereunder or (b) by any such Subsidiary, Affiliate or member in respect of Borrower’s indebtedness or other obligations thereunder, (3) any incurrence, assumption or existence of any Lien that secures any indebtedness or other obligations in respect of any Senior Credit Agreement,
(4) any transaction that requires the grant of a lien or security interest to secure any obligation of Borrower or any such Subsidiary, Affiliate or member if a lien or security interest is granted to secure any other obligation of Borrower or any such Subsidiary, Affiliate of member, or (5) any transactions existing (or agreed to pursuant to a binding agreement) on the date hereof.

(F)Financing Statements. Borrower shall not terminate any Uniform Commercial Code financing statement filed by Lender with respect to the Collateral, or execute any amendment, new financing statement or other filing inconsistent with Lender’s rights hereunder.

(G)Equipment Monitoring Software. In the event any Equipment is equipped with an equipment monitoring system such as Cat® Product Link or a similar monitoring system, Borrower agrees not to remove, disable or impair the equipment monitoring system. Borrower agrees to permit Caterpillar and/or its subsidiaries or Affiliates, including Lender, and/or Caterpillar dealers to access data concerning the Equipment, its condition and its operation transmitted from the monitoring system. The information may be used: (1) to administer, implement and enforce the terms of the Transaction Documents, (2) to recover the Equipment if necessary, and/or
(3) to improve Caterpillar’s products and services. Borrower agrees that information transmitted may include, among other things, the serial number, VIN, location, and operational and other data, including fault codes, emissions data, fuel usage, service meter hours, software and hardware version numbers, and installed attachments.

(H)Location. Borrower covenants and agrees not to move any Equipment from the location specified in the applicable Loan Schedule without Lender’s prior written consent unless such Equipment is specifically designed to be moved on a regular basis, including for purposes of illustration and not of limitation, motor vehicles, trailers, or any other similar equipment (hereinafter "Mobile Equipment"). In the case of Mobile Equipment, Borrower may move such Equipment so long as: (1) if the Mobile Equipment is subject to state law governing the recordation of Liens and ownership interests with respect to vehicles or other property covered by a certificate of title issued by governmental authority in such state ("Certificate of Title Laws"), Borrower shall not permit such Mobile Equipment to be located in a state other than the state in which such Mobile Equipment is then titled for any continuous period of time that would subject such Mobile Equipment to the Certificate of Title Laws of such other state; (2) Borrower does not permit any Mobile Equipment to be located outside of the Continental United States; and (3) the primary location of the Mobile Equipment shall be the state set forth in the applicable Loan Schedule.

(I)Media and Press Releases.

(1)Except to the extent otherwise provided in subsection (2) below, Borrower shall not, nor allow any Affiliate to, issue any press release or other public announcement in any form that references Lender, its parent company, Caterpillar Inc., or any of their Affiliates, without the prior written consent of Lender. Any request for Lender's consent shall be in writing, together with a draft of the proposed announcement or press release, which shall include a list of the forums if social media sites are to be utilized, and Lender must have received such draft not less than thirty (30) days prior to the anticipated date of its release. Lender's consent shall not be unreasonably withheld, but any such consent may be contingent upon Borrower's and/or such other Affiliate's acceptance of Lender's reasonably required changes to any such proposal.

(2)Notwithstanding anything to the contrary in subsection (1) above, Borrower may reference Lender, its parent company, Caterpillar Inc., or any of their Affiliates in public announcements required under Applicable Law including, to the extent required, in publicly filed Forms 8-K, 10-Q and 10- K, as applicable; provided, that, other than with respect to a Form 8-K filing, Borrower delivers a draft of the proposed information not less than ten (10) Business Days prior to the anticipated dated of its release; and provided, further, that, to the extent Lender has reviewed the language in a previous filing and such language will not change for a subsequent filing, no additional notice is required to the Lender.

4.3.Sanctions and Anti-Bribery Laws.    Borrower represents, warrants, covenants and agrees as
follows:

(A)None of (1) Borrower, Guarantor, or any of either such Person’s respective directors, officers or employees, subsidiaries, or any guarantor of any Loan (each, a “Relevant Person”), or (2) to either of such Person’s knowledge, having made reasonable enquiries, any of its agents that will act in any capacity in connection with or benefit from any Transaction Documents (including any addendum thereto) and the borrowing thereunder, is currently or at any time a Sanctioned Person. As used herein, a "Sanctioned Person" means, at any time, (i) a person listed in any sanctions-related list of designated persons maintained by the U.S. Department of the Treasury, the U.S. Department of Commerce, the U.S. Department of State, or by the United Nations Security Council, the European Union, or any EU member state, or (ii) any person owned or controlled by any such person.

(B)No Equipment or proceeds received under the terms of any Loan will be used by the Borrower or any Guarantor, or any other Relevant Person, or to Borrower’s or Guarantor’s knowledge, having made reasonable enquiries, by any of the foregoing Person’s agents, sublessees, or other users of the Equipment, in violation of, or which shall cause the Lender or its affiliates to be in violation of any applicable laws, rules, or regulations relating to (1) bribery or corruption, (2) anti-money laundering, (3) terrorism, (4) economic or financial sanctions, or (5) trade embargoes.

SECTION 5. EVENTS OF DEFAULT; RIGHTS AND REMEDIES ON DEFAULT

5.1.Events of Default. An "Event of Default" shall exist if any of the following shall occur and is continuing, regardless of the reason or whether it was within the control of Borrower:

(A)Borrower fails to pay any portion of the principal or interest under any Note(s) or any other amount or Obligations under any other Transaction Document within five (5) Business Days of the date due;
(B)Any representation, warranty or other statement by Borrower in any Transaction Document shall prove false or misleading in any material respect; provided, that the foregoing shall not constitute an Event of Default if (i) Borrower did not have Knowledge that such representation, warranty or other statement was untrue or misleading in a material respect when made or deemed to be made; (ii) the fact, event or circumstance resulting in such false or misleading representation, warranty or other statement is capable of being cured, corrected or otherwise remedied; (iii) such fact, event or circumstance resulting in such false or misleading representation, warranty or other statement is cured, corrected or otherwise remedied within thirty (30) days from the date Borrower had Knowledge that such representation, warranty or other statement was false or misleading in a material respect, and (iv) no Material Adverse Effect shall have occurred as a result of such false or misleading representation, warranty or other statement;

(C)Borrower breaches any covenant, representation or warranty set forth in Sections 4.1(D), 4.2(A), 4.2(B), or 4.2(D) or Borrower fails to give any notice required hereunder or under any other Transaction Document to which Borrower is a party within fifteen (15) days after the date that Borrower has Knowledge of the event, condition or occurrence that requires it to provide such notice to Lender.

(D)Borrower defaults in the performance of, or commits any breach of, any covenant or agreement of Borrower herein or in any other Transaction Document to which it is a party (other than a default which is dealt with specifically elsewhere in this Section 5.1 or in such other Transaction Document) and any such default shall continue for thirty (30) days unremedied after written notice of such default by Lender;

(E)Borrower or Guarantor defaults under any other material agreement, instrument, document or writing with Lender or Lender's Affiliates (after giving effect to any notice and cure periods thereunder) representing material Indebtedness; provided, however, if such other Indebtedness is less than One Million Dollars, Borrower or Guarantor, as applicable, shall have an additional ten (10) days after receipt of notice from Lender that a default has occurred in under this Section 5.1(E) to cure such default;

(F)NEX, Guarantor or Borrower defaults (after giving effect to any notice and cure periods thereunder) under any agreement for money borrowed or any other agreement evidencing Indebtedness with an original principal amount in excess of the Threshold Amount and if, as a result thereof, the counterparty thereto has the right to accelerate such Person’s obligations or demands payment thereunder prior to stated maturity or regularly scheduled dates of payment;

(G)The holder of any Lien on the Collateral (without implying the consent of Lender to the existence or creation of any Lien), whether superior or subordinate to Lender’s Lien on the Collateral, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder;

(H)An Event of Bankruptcy occurs with respect to Borrower or Guarantor;

(I)Borrower or Guarantor challenges or contests in any action, suit or proceeding the validity, legality or enforceability of any Transaction Document, the Obligations or the perfection or priority of any Lien granted for the benefit of Lender;

(J)Borrower attempts to revoke acceptance of any Equipment after Lender has made the Advance with respect thereto;

(K)Any insurance policy required under Section 4.1(D) lapses without first being replaced;

(L)A Change of Control occurs with respect to Borrower or Guarantor (unless Lender has given its prior written consent);
(M)An event or circumstance occurs which has or may have (as determined by Lender in its sole discretion) a material adverse effect upon: (i) the validity or enforceability of any Transaction Document; or (ii) the ability of Borrower or Guarantor to perform its Obligations or upon any rights or remedies under any Transaction Document or of Lender to enforce or collect the Obligations in accordance with the Transaction Documents and Applicable Law; or

(N)An event or circumstance occurs which has a material adverse effect on the business, operations, Properties, liabilities (actual or contingent), or financial condition of Borrower and Guarantor, taken as a whole.

5.2.Rights and Remedies Upon Event of Default. Lender shall have any and all remedies existing at law or in equity, and shall have the right, at its sole option, at any time upon the occurrence and during the continuance of an Event of Default, to exercise any or all of such remedies concurrently, successively, or separately, without notice to Borrower (unless specifically stated herein). Without limiting the foregoing or any other remedies hereunder or in any other Transaction Document, upon the occurrence and during the continuance of an Event of Default, Lender may, at its election, and without notice and without demand, requirements of which Borrower expressly waives, do any one or more of the following, all of which are authorized by Borrower:

(A)Declare all Obligations (including Obligations under each Note) immediately due and payable;

(B)Proceed by court action to enforce performance by Borrower of the covenants and terms of this Agreement or any other Transaction Document;

(C)Immediately and without legal proceedings or notice to Borrower or liability for Lender, enter the premises, take possession of, disable, or remove and retain the Equipment or any or all other Collateral (any such taking shall not terminate this Agreement and full and complete license to do so being hereby expressly granted by Borrower to Lender) and realize upon any of the Collateral, including, to the extent permitted by law:
(1)leasing, selling or disposing of the Collateral at either a public or private sale for credit or cash at such price as Lender may select (at which sale Lender may be the purchaser) and with or without the Collateral being present;
(2)applying the proceeds of any sale or other disposition of the Collateral first to the payment of all expenses of Lender in repossessing, keeping, removing, and disposing of the Collateral, including a reasonable commission for selling, the expenses of liquidating any items, the costs of satisfying any claims upon the Collateral and all expenses for necessary or desirable repairs, all court costs and Attorneys' Fees if any are incurred (or allowed by statute and at the highest rate allowable); then, to the reimbursement of Lender for the amount of any Obligations of Borrower paid or discharged by Lender pursuant to the provisions of this Agreement, and of any expenses of Lender payable by Borrower hereunder; then to the satisfaction of the Obligations in such order as Lender shall elect; any surplus to be paid to Borrower or otherwise as required by law and if the proceeds from the disposition of the Collateral shall fail to satisfy all amounts due to Lender hereunder Borrower shall be liable for any deficiency; and (3) at its option and in lieu of sale or other disposition, retaining the Collateral in full or partial satisfaction of all obligations hereunder, upon giving any notice required by law. In addition, Borrower expressly gives to Lender and each of its respective agents or individuals appointed by Lender, permission and full authorization to enter into its premises or to any other place where the Equipment and the Collateral is located as to execute or perform all of the actions and steps necessary to take possession of, disable or remove the Equipment and/or any or all other Collateral upon the occurrence of an Event of Default by Borrower;

(D)With or without taking possession of the Collateral, take legal proceedings for: (1) the specific performance of any covenant or agreement contained herein or in any other Transaction Document, or the execution of any right or power granted herein or therein; (2) foreclosure under this Agreement or under any other Transaction Document; (3) the sale, under the judgment or decree of any court of competent jurisdiction, of all or any part of the Collateral; (4) the appointment of a receiver or receivers of all or any part of the Collateral pending any foreclosure hereunder or the sale or other disposition of all or any part of the Collateral, by any court of competent jurisdiction or under executory or other legal process; (5) the recovery of the unpaid balance of Borrower's Indebtedness under this Agreement, or any other Transaction Document or of any other Obligations of the Borrower; and (6) the enforcement of any other appropriate remedy under this Agreement or any other Transaction Document;

(E)Require Borrower to assemble all records and all documents which comprise any Collateral or evidence ownership or disposition of any Collateral, or any part thereof, and to make them available to Lender at any place designated by Lender and convenient to Lender;

(F)As Borrower's attorney-in-fact, request any information concerning the Collateral and further endorse or sign withdrawal documents, checks, or other instruments in Borrower's name necessary or desirable to withdraw, cash in, remove or transfer all or any part of the Collateral (whether or not any early withdrawal or similar penalty will be payable thereupon) into Lender's name or the name of its nominee or payable to the order of Lender or its nominee and to cause new documents or instruments evidencing all or any part of the Collateral to be issued in the name of Lender or its nominee;

(G)Freeze, hold or set off all or any part of the Collateral maintained by Borrower and in the case of set off, apply all or any part of the Collateral in repayment of the Obligations; and

(H)Exercise any and all other rights and remedies of a secured party under the applicable UCC or other codes or Applicable Law governing the perfection, priority or enforcement of security interests where the Collateral is located.

5.3.Process prior to Disposition. Prior to any disposition of the Collateral, Lender may, but shall not be required to assemble, process, repair or recondition, maintain, store, refurbish, have appraised, or otherwise prepare the Collateral for disposition, and all costs incurred by Lender in connection with the foregoing shall constitute Obligations owed by Borrower to Lender hereunder. The requirement of reasonable notification of time and place of any public or private sale or any intended disposition shall be met if notice thereof is mailed, postage prepaid, to Borrower and any other Person entitled thereto at least ten (10) days prior to such sale or other disposition of the Collateral. Lender shall have the right to enforce any one or more of the remedies hereunder, either successively or concurrently, and such action shall not operate to bar or estop Lender from pursuing other remedies that Lender may have hereunder or otherwise, and any repossession or retaking of all or any part of the Collateral, whether temporary or otherwise, and any sale thereof, pursuant to the terms hereof, shall not operate to release or discharge Borrower until full payment in cash shall have been made as herein agreed.

5.4.Remedies Cumulative; No Waiver. All remedies, agreements and undertakings of Borrower in any Transaction Document shall be deemed cumulative to and not in derogation or substitution of any other agreement or undertaking of Borrower in any Transaction Document. The failure or delay of Lender to exercise or enforce any rights, Liens, powers, or remedies hereunder (all of which are cumulative and nonexclusive) or under any other Transaction Document shall not operate as a waiver thereof but all such rights, Liens, powers, and remedies shall continue until all Obligations owing or to become owing from Borrower to Lender have been paid in full.

SECTION 6. SUCCESSORS AND ASSIGNS.

6.1.Lender Assignment. Lender, at any time with not less than fifteen (15) days’ prior written notice to Borrower, may sell, transfer, assign, grant a participation in, and/or grant a security interest in all or any part of Lender's interest in the Loan, any payments due with respect thereto, this Agreement and any Transaction Documents (each, a "Lender Transfer"). Any purchaser, transferee, assignee or secured party of Lender (each a "Lender Assignee") shall have and may exercise all of Lender's rights hereunder with respect to the Loan, any payments due with respect thereto, this Agreement and any Transaction Documents, the Lien of Lender on the
Collateral, and/or the other property or rights to which any such Lender Transfer relates. In such event, Lender Assignee shall have all of the rights, but none of the obligations (unless expressly and to the extent assumed by such Lender Assignee in writing) with respect the property or rights subject to the Lender Transfer. Lender shall be relieved of any obligations of Lender that have been assumed by Lender Assignee. Borrower acknowledges that Lender Transfers do not materially change Borrower’s Obligations under the Loan or Transaction Documents nor materially increase the burdens or risks imposed on Borrower. This Agreement (together with any Loan Schedules and Notes) constitutes "Chattel Paper" as defined by the UCC; the original counterpart of this Agreement (together with any Loan Schedules and Notes) designated by Lender in writing as the sole original shall constitute the sole original counterpart; and no security interest can be perfected by possession of any other duplicate original or counterpart, whether or not signed by the parties. Borrower acknowledges that Lender’s right to enter into an Lender Transfer is essential to Lender and, accordingly, waives any restrictions under Applicable Laws with respect to any Lender Transfer and any related remedies. Borrower shall not assert against any Lender Assignee any claim that Borrower may have against Lender; provided, however, that Borrower may assert any such claim in a separate action against Lender. Upon written notice of a Lender Transfer, Borrower shall: (i) promptly execute and deliver to Lender or to such Lender

Assignee an acknowledgment of such Lender Transfer in form and substance satisfactory to the requesting party, an insurance certificate adding the Lender Assignee as loss payee and/or an additional insured, and such other documents and assurances, including estoppel certificates, as are reasonably requested by Lender or such Lender Assignee; and (ii) comply with all other reasonable requirements of any such Lender Assignee in connection with any such Lender Transfer. Following such Lender Transfer, the term “Lender” shall be deemed to include or refer to each Lender Assignee, as appropriate under the circumstances. Without limiting the foregoing, if a Lender Transfer is made to a partnership or trust, the term "Lender" as used herein shall mean and include the partnership or trust and shall also include, where applicable, each partner in or beneficiary of the partnership or trust. Borrower will provide reasonable assistance to Lender to complete any transaction contemplated by this Section 6.1.

6.2.Borrower Assignment. No assignment of this Agreement, any other Transaction Document, or any right or Obligation hereunder or thereunder (including by operation of law), may be made by Borrower or any assignee of Borrower without the prior written consent of Lender.

SECTION 7. GENERAL

7.1.Certain Matters of Construction. Any use of the term “Equipment” herein shall be deemed to refer equally to all Equipment and components thereof and each Equipment and component thereof, it being the understanding of the parties that any reference to “Equipment” shall not be deemed to prejudice any rights or remedies of Lender, or Obligations of Borrower, hereunder with respect to any Equipment or component thereof. Defined terms used herein that include the word "Equipment" shall have the meanings ascribed herein irrespective of whether the goods or other property referenced or otherwise included in such defined terms constitutes "Equipment" as such term is defined pursuant to Article 9 of the Uniform Commercial Code or some other type of collateral category thereunder. It is the intention of the parties hereto that the Equipment shall consist solely of personal property and that it shall not constitute Fixtures. The parties acknowledge and agree that the Equipment are and shall remain removable from, and not essential to, the premises where the Equipment are located. All references to Sections herein, unless otherwise stated, shall refer to Sections of this Master Agreement. Lender may, but shall not be obligated in any way, to maintain one or more accounts or records on the books or systems of Lender in which will be recorded the Loans, interest applicable thereto, any and all other payment Obligations of Borrower under this Agreement and other Transaction Documents, and other appropriate debits and credits as provided herein. The accounts or records maintained by Lender shall be conclusive evidence, absent manifest error, of the amount of Advances, interest and related information. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrower hereunder to pay any amount owing with respect to the Obligations. The terms "herein" or "hereunder" or like terms shall be deemed to refer to this Master Agreement as a whole and not to a particular section. Whenever terms such as "include" or "including" is used in this Master Agreement or in any Transaction Document, they mean "include" or "including," as the case may be, without limiting the generality of any description or word preceding such term. Whenever the expression "satisfactory to Lender," "in Lender's judgment" or similar words are used or Lender is granted the contractual or right to choose between alternatives or to express its opinion, the satisfaction, judgment, choices and opinions are to be made in the sole discretion of Lender. The captions or headings in each Transaction Document are made for convenience and general reference only and shall not be construed to describe, define, or limit the scope or intent of the provisions of such Transaction Document. Absent manifest error, the records of Lender shall be conclusive evidence with respect to the matters governed by the Transaction Documents. As used herein, all masculine pronouns shall include the feminine or neuter, and all singular terms the plural form thereof, and vice versa. The exhibits annexed hereto are incorporated herein by this reference and made a part hereof as if contained in the body of this Master Agreement. Nothing in any Transaction Document is deemed to limit Lender’s rights or Borrower’s Obligations hereunder or under any other Transaction Document and, in order to clarify the intention of the parties, each of Borrower and Lender expressly agrees that such documents shall be interpreted collectively in the manner that imposes the maximum restriction on Borrower and grants to Lender the maximum benefits hereunder and thereunder. Both Lender and Borrower acknowledge that this Master Agreement and the other

Transaction Documents have been fully negotiated between the parties and agree that it shall be construed without regard to any presumptions against the party causing the same to be prepared.

7.2.Execution in Counterparts; Effectiveness. This Master Agreement and the other Transaction Documents may be executed separately by Borrower, Lender and the other parties thereto in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute but one and the same instrument. This Master Agreement and each other Transaction Document shall become effective when this Master Agreement or such other Transaction Document, as applicable, has been executed by Lender (if applicable) and when Lender has received counterparts thereof that, when taken together, bear the signatures of each of the other parties hereto or thereto, as applicable. The parties intend and agree that, for purposes of enforcing the rights of Lender against Borrower, a carbon copy, photocopy, facsimile or portable document format (“PDF”) of this Master Agreement or any other Transaction Document with applicable signatures thereon shall be deemed to be as binding, valid, genuine, and authentic as an original-signature document for all purposes, including all matters of evidence and the “best evidence” rules. At Lender’s request, Borrower or any other counterparty to this Master Agreement or any other Transaction Document shall re-execute original forms thereof and deliver them to Lender. No party hereto shall raise the use of a facsimile machine, PDF or email to deliver a signature or the fact that any signature document was transmitted or communicated through the use of facsimile machine or email as a defense, and each such party forever waives any such defense.

7.3 Provisions for Exclusive Benefit of Lender. All conditions to the obligations of Lender to disburse the Loan hereunder, and all approval rights of Lender, are imposed solely and exclusively for the benefit of Lender and its successors and assigns. No other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to disburse the Loan in the absence of strict compliance with any or all of such terms and conditions. No other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender at any time if it deems it advisable to do so. Without limiting the foregoing, it is expressly agreed that the disbursement of the Loan by Lender shall not constitute or be interpreted as an approval or acceptance by Lender of the quality, quantity or acceptability of any Equipment or Collateral, or a representation, warranty or indemnity by Lender to any Person as to the nature of the Equipment, the achievement of any condition to funding or the Equipment’s intended use. The exercise by Lender of its rights of inspection, approval, or inquiry granted to Lender herein, including the certificates and other evidence produced to prove the achievement of any condition to funding are acknowledged to be solely for the protection of Lender's interests hereunder, and under no circumstances shall they be construed to impose any responsibility or liability of any nature whatsoever on Lender to any Person. None of Borrower, the Supplier or any other Person may rely, or have any right to rely upon Lender's determination of the appropriateness of Lender’s disbursement of the Loan.

7.4.Amendments. Neither this Master Agreement nor any Transaction Document may be amended or waived except by written instrument signed by the parties hereto. In the event an amendment to any Transaction Document is, in Lender's sole discretion, required due to any request, action, or inaction of Borrower, including to any voluntary or mandatory prepayment of the Obligations, Borrower shall reimburse Lender for all costs and expenses associated with such amendment, including the reasonable fees and out-of-pocket expenses of outside counsel and other advisers for Lender, the reasonable time of Lender's in-house counsel billed at Lender's outside counsel rate, and the reasonable travel costs of Lender's in-house counsel. All representations, warranties and agreements made herein by any of the parties hereto shall survive consummation of the transactions contemplated hereby.

7.5.Notices. All notices, requests, consents, approvals, demands or other communications hereunder shall be in writing and shall be addressed to the address of the recipient shown on the first page of this Master

Agreement or such other address as the recipient shall have specified from time to time and shall become effective
(a)when received if delivered by personal delivery, overnight mail or courier service, electronic mail or facsimile transmission or (b) three (3) days after being deposited in the United States mail, postage pre-paid, return receipt requested; provided that any electronic mail or facsimile transmission shall be promptly confirmed by personal delivery, overnight mail or courier service, receipt being deemed to occur when such transmission itself is received except if receipt by electronic mail or facsimile cannot be established conclusively in which event receipt shall be deemed to occur when the confirmation is received. Notwithstanding the foregoing, Borrower agrees that messages regarding active transactions it has with Lender may be delivered by telephone call (whether prerecorded voice or autodialed or not), to any direct office landline or mobile phone number for the Borrower’s Chief Financial Officer or Chief Accounting Officer submitted in connection with the credit application process or subsequently as a business contact number for Borrower. Borrower agrees to update its business contact information, including any mobile number submitted as a contact, with Lender if it changes during the duration of this transaction. Borrower understands and agrees that collections messaging may occur, even if Borrower has registered certain preferences regarding a mobile number that is also a business contact number.

7.6.Costs, Expenses. Borrower agrees to pay all costs and expenses in connection with the preparation, negotiation, execution, delivery, administration, enforcement of, and/or the protection of Lender's rights under, this Agreement, any other Transaction Documents and/or any other documents to be delivered hereunder, including (a) title insurance premiums, recording and filing fees, transfer or mortgage taxes, documentary stamp taxes, tax service charges, appraisal fees, surveyor charges, and Lender's third party fees and (b) Collection Expenses, Attorneys’ Fees and the reasonable expenses and travel costs incurred by Lender. Borrower also agrees to pay on demand all losses, costs and expenses, if any (including Attorneys’ Fees and expenses), incurred in connection with the preservation of any rights of Lender under, or the enforcement of, or legal advice in respect of, the rights or responsibilities of Lender under this Agreement or any other Transaction Documents, and any other documents delivered hereunder including losses, costs and expenses sustained by Lender as a result of any failure by Borrower to perform or observe its obligations contained herein or any other document related thereto.

7.7.Power of Attorney: Further Assurances. Borrower will, upon demand of Lender, and at Borrower's sole cost and expense, do and perform any other act and will execute, acknowledge, deliver, file, register, communicate, record and deposit (and will re-file, reregister, re-communicate, rerecord or redeposit whenever required) any and all further documents, instruments or records required by law or requested by Lender including financing statements or other records under the UCC as currently in force or as subsequently revised or reenacted, mortgages and such other recordations (which Lender shall have the right to file, communicate, or record wherever and whenever Lender deems prudent) for the purpose of proper protection, to the satisfaction of Lender, of Lender's Lien in the Collateral or to carry out the provisions of this Agreement. Borrower further authorizes Lender and irrevocably appoints Lender as its attorney-in-fact (coupled with an interest) to enter ministerial information on this Agreement or any other Transaction Document, or other writing executed in connection with any of the foregoing, to file financing statements or to execute and deliver or otherwise authenticate and communicate any writing or record and take any other actions that Lender deems necessary or desirable or protect Lender's interest in the Collateral or otherwise under this Agreement or any other Transaction Document; provided, however, Lender shall not endorse any checks, drafts and other documents relating to insurance claims or the recovery of payments unless an Event of Default has occurred and is continuing hereunder. Borrower further authorizes Lender to transmit and file any such statements, ministerial changes, and other items by electronic means.

7.8.Survival. All warranties, representations, agreements and covenants made by Borrower herein or in any other Transaction Document shall be considered to have been relied upon by Lender and shall survive the making of the Loan regardless of any investigation made by or on behalf of Lender. All statements in any other Transaction Document shall constitute warranties and representations by Borrower hereunder.

7.9.Submission to Jurisdiction and Service of Process. Borrower irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any other Transaction Document may be instituted in any Federal or State court sitting in the State of Tennessee, or in the State of Borrower's organization and Borrower, in respect of itself, its Properties, and revenues, irrevocably submits to the jurisdiction of these courts. Borrower waives any right to transfer or change the venue of any litigation brought against Borrower by Lender in accordance with this paragraph (including without limitation the defense of an inconvenient forum). Borrower waives personal service of process and irrevocably consents that service of process upon it may be made by the mailing of copies thereof by certified or registered mail, return receipt requested, at its address set forth in this Master Agreement and service so made shall be deemed completed on the third (3rd) day after such service is deposited in the mail. Nothing herein shall affect the right to serve process in any other manner permitted by law. Borrower agrees that final judgment against it in any legal action or proceeding arising out of or relating to this Agreement or any other Transaction Document shall be conclusive and may be enforced in any other jurisdiction within the United States by suit on the judgment, a certified or exemplified copy of which judgment shall be conclusive evidence thereof and of the amount of its indebtedness, or by such other means provided by law.

7.10.Waiver of Sovereign Immunity. Borrower agrees that the activities contemplated by the Transaction Documents are commercial in nature rather than governmental or public, and therefore agrees that it is not entitled to any immunity on the grounds of sovereignty or otherwise with respect to such activities or in any legal action or proceeding arising out of or relating to the Transaction Documents. In respect of itself, its Properties, and revenues, Borrower irrevocably waives any right or claims of immunity which may now or hereafter exist and agrees not to assert any such right or claim in any such action or proceeding in any jurisdiction.

7.11.Governing Law. THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TENNESSEE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS THEREOF.

7.12.Right of Setoff. As collateral security for the repayment of the Obligations of Borrower and liabilities under this Agreement and the Transaction Documents, Borrower hereby grants to Lender the right to apply, at any time and from time to time should an Event of Default exist hereunder, any and all obligations owing from Lender and/or any Affiliate or Subsidiary of Lender (or its assignees) to Borrower toward repayment of any sums owing from Borrower to Lender hereunder. Borrower authorizes Lender to direct any Affiliate or Subsidiary of Lender to pay any obligations owing to Borrower directly to Lender in satisfaction of its obligations to Borrower and hereby consents to the payment of such monies to Lender by any of its Affiliates and/or Subsidiaries. Borrower shall not have and hereby waives any right of setoff or reduction due to any reason whatsoever, including disputes outside this transaction.

7.13.Severability of Provisions. Any provision of this Agreement or any other Transaction Document which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

7.14.Waiver of Consequential Damages, Etc. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, under no condition or cause of action shall Lender or Borrower be liable for any interruption of service, any loss of actual or anticipated business or profits or any special, indirect, or consequential damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or other advance hereunder or the use of the proceeds thereof whether such liability arises in contract, tort (including negligence or strict liability), or otherwise. To the fullest extent permitted by Applicable Law, each of Lender and Borrower hereby agrees that it shall not assert, and each of Lender and Borrower hereby waives, any and all such claims. For purposes of clarity, nothing herein constitutes a waiver by Lender of any damages contracted for pursuant to the Transaction Documents, including any prepayment premiums set forth in any Note.

7.15.Jury Trial Waiver. BORROWER AND LENDER EACH WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO ANY TRANSACTION DOCUMENT OR THE OBLIGATIONS. BORROWER ACKNOWLEDGES THAT THE FOREGOING WAIVER IS A MATERIAL INDUCEMENT TO LENDER ENTERING INTO THIS MASTER AGREEMENT AND EACH OTHER TRANSACTION DOCUMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVER IN ITS FUTURE DEALINGS WITH BORROWER. BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVER WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS MASTER AGREEMENT MAY BE FILED WITH THE COURT DOCUMENTING THE JURY TRIAL WAIVER.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Master Agreement to be executed by their duly authorized officers as of the day and year first above written.

NEXTIER COMPLETION SOLUTIONS INC.

By: /s/KENNETH PUCHEU
CATERPILLAR FINANCIAL SERVICES CORPORATION

By: /s/LANDON GRACEY

Name: Kenneth Pucheu         Name: Landon Gracey

Title: Chief Financial Officer         Title: Global Credit & Operations Manager

Appendix A TO
Master Loan and Security Agreement

Defined Terms

"Accession" has the meaning ascribed thereto in the UCC.

"Advances" means advances of money under each Note made or to be made by Lender to Borrower, the Supplier, or any other designee approved by Lender, each which such advance which shall be repaid under and subject to the terms of the applicable Note.

"Affiliate" of a Person means any other Person that (a) directly or indirectly Controls, is Controlled by, or is under Common control with Person; or (b) directly or indirectly beneficially owns or holds ten percent (10%) or more of any class of voting stock or other interest of such Person or any Subsidiary of such Person; or (c) has ten percent (10%) or more of its voting stock (including partnership or member interest) directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person.

"Agreement" has the meaning ascribed thereto in Section 1.1(A) of this Master Agreement.

"Applicable Law" means all laws, rules and regulations applicable to the Person, conduct, transaction, representation, warranty, covenant, instrument, document or agreement in question, including all applicable local, regional, county, state, federal, national or international laws, constitutions, statutes, treaties, directives, decisions, judgments, regulations, orders, ordinances, permits or similar policies; all orders of governmental authorities; all judicial orders, judgments and decrees; and all common law and equitable principles.

“Attorneys' Fees" means any and all out-of-pocket attorneys' fees, costs and related expenses incurred by Lender (whether by Lender's use of in-house counsel, external counsel, or otherwise) related to, arising out of, or in any way connected with Lender's interests in or defense of any Action or Lender's enforcement of its rights and interest with respect to the Collateral, this Agreement or any of the other Transaction Documents, or any other instrument, document, or agreement executed in connection with or contemplated by any of the foregoing (which shall include attorneys' fees incurred by Lender to collect sums due, during any work-out, with respect to settlement negotiations, to enforce any of its rights, or to defend Lender and which, in any bankruptcy proceeding, shall include any attorneys' fees incurred in connection with any motion for relief from the automatic stay and any motion to assume or reject this Agreement, it being the intention of the parties that any and all attorneys' fees incurred by Lender in connection with any bankruptcy proceeding shall constitute "actual pecuniary losses" under §365 of the Bankruptcy Code and that Borrower shall be responsible for indemnifying Lender with respect to such fees).

"Bank Account" means Lender's account with Chase Manhattan Bank, N.A., New York, New York, 10018, USA, account number 304658154, ABA code 021-000-021, or such other account designated by Lender in writing.

"Business Day" means a day other than a Saturday, Sunday, or a day on which banks are authorized by law to be closed in New York, New York, Houston, Texas or Nashville, Tennessee.

“Change of Control” of a Person means, as the result of a single or series of transactions, the transfer, pledge, sale, assignment, grant of a security interest in, donation or other alienation or encumbrance, or the placing in a voting trust or similar arrangement, of any equity interests in such Person, to Persons that are not either (a) direct or indirect equity interest holders of such Person (other than equity holders of NEX) on the date of this Master Agreement (“Holders”) or (b) any entities that are directly or indirectly wholly owned by such Holders, including NEX (such Holders and permitted transferees, “Existing Controlling Persons”), where

Existing Controlling Persons do not, after giving effect to all such transfers, encumbrances, grants or placements, control (subject to no encumbrance, voting trust or other voting restriction or agreement) at least ninety (90%) percent of the interests in such Person.
"Collateral" means and includes individually, collectively, interchangeably and without limitation all Equipment and other Property described in Section 1.11 hereof, and any other Property granted as collateral security for the Obligations whether granted pursuant to this Agreement or any other Transaction Document or under any other instrument, agreement or document, whether granted directly or indirectly, whether granted now or in the future, whether granted in the form of a security interest, mortgage, collateral mortgage, assignment, pledge, chattel mortgage, lien, lease or consignment intended as a security device, or any other security or lien interest whatsoever, whether created by law, contract, or otherwise whether now existing or hereafter acquired or arising.

"Collection Expenses" means all reasonable costs and expenses incurred by Lender after an Event of Default in connection with efforts to collect or recover any of the Obligations or the Collateral from Borrower, including legal fees.

"Contingent Liability" means the amount of any liability which would be properly classified as contingent on the financial statements of Borrower in accordance with GAAP.

“Control” means the power, directly or indirectly, to cause the direction of the management and policies of a Person, whether through the ownership of voting stock, by contract or otherwise.

"Default" means any occurrence, condition, act or failure to act which, either: (a) constitutes an Event of Default, or (b) with the giving of notice, or the passage of time, or both, may give rise if not timely cured to an Event of Default hereunder.

"Default Rate" has the meaning ascribed thereto in Section 1.4 of this Master Agreement.

"Distribution" in respect of any company means: (i) the payment of any dividends or other distributions on capital stock or membership interest of the company; (ii) the redemption or acquisition by the company of its capital stock or membership interests and (iii) any other distribution to stockholders or members other than to pay the Tax obligations of the Borrower.

"Dollars" and the sign "$" means the currency of the United States of America.

"Environmental Claim" means any claim, action, cause of action, investigation or notice (written or oral) by any Person alleging potential liability by Borrower or Guarantor (including potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from, in part or in whole, (i) the presence, or release into the environment, of any Hazardous Materials at any location, whether or not owned or operated by Borrower, or (ii) circumstances forming the basis of any violation, or credible alleged violation, of the Environmental Laws.

"Environmental Laws" means, collectively, any and all applicable local, regional, county, state, federal, national or international law, statute, treaty, directive, decision, judgment, regulation, order, ordinance permit or similar policy or common law requirement which relate to the protection of human health or occupational safety or the environment (including soil, sub-surface strata, surface water, ground water, and natural resources), now or hereafter in effect and in each case as amended from time to time, including of the foregoing related to the use, generation, manufacture, refinement, recycling, handling, transport, distribution, treatment, storage, disposal, emission, discharge, release, threatened release, investigation, monitoring, remediation or clean-up of or exposure to Hazardous Materials, including, without limitation, such laws, statutes, treaties, directives, decisions, judgments, regulations, orders, ordinances, permits or similar policy or common law requirement in the jurisdiction where the Collateral is located or where Borrower is operating or has operated, and including the Clean Air Act, 42 U.S.C.
§7401, et seq., the Federal Water Pollution Control Act, 33 U.S.C. §1251, et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §136, et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Federal Solid Waste Act as amended by the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901, et seq., and the Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C.§7401, et seq., and any similar or equivalent laws, as the same may be amended or modified.

"Equipment" includes all property designated as “Equipment” on each Loan Schedule (irrespective of whether such property constitutes "Equipment", “Inventory”, “Fixtures” as such terms are defined pursuant to Article 9 of the UCC or some other type of collateral category thereunder) and shall also include any related software (embedded therein or otherwise) and any and all related general intangibles, replacements, repairs, additions, attachments, accessories and accessions (including Permitted Improvements) thereto whether or not furnished by the Supplier.

“Event of Bankruptcy” means, with respect to any Person::

(i)such Person shall fail generally to pay its debts as they come due, or shall make a general assignment for the benefit of creditors; or any case or other proceeding shall be instituted by such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person or its debts under the Bankruptcy Code or any other Applicable Law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts (“Debtor Relief Laws”), or seeking the entry of an order for relief or the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets; or such Person shall take any corporate or limited liability company action to authorize any of such actions; or

(ii)a case or other proceeding shall be commenced, without the application or consent of such Person in any court seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or substantially all of its assets, or any similar action with respect to such Person under Debtor Relief Laws, and (A) such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days or (B) an order for relief in respect of such Person shall be entered in such case or proceeding or a decree or order granting such other requested relief shall be entered.

"Event of Default" has the meaning ascribed thereto in Section 5.1 of this Master Agreement.

"Fiscal Year" means NEX’s financial accounting year.

"Fixture" with respect to any Equipment has the meaning ascribed to such term in the Uniform Commercial Code in the State where such Equipment is located, as interpreted pursuant to relevant Applicable Laws in such State.

"Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or the international standard that is considered equivalent by Lender, in Lender’s sole and absolute discretion), which are applicable to the circumstances as of the date of determination. Unless waived by Lender such principles shall be followed in the preparation of all financial statements provided to Lender in accordance with the terms of this Agreement or any other Transaction Document.

“Guarantor” means Tiger Cased Hole Services, Inc., a California corporation.

"Guaranty" shall mean that guaranty executed by Guarantor in favor of Lender.

"Hazardous Materials" means any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any applicable Environmental Laws, (ii) that are defined by any applicable Environmental Law as toxic, explosive, corrosive, ignitable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous (iii) the presence of which require investigation, removal, remediation or any other response of any kind under any applicable Environmental Law or causes or threatens to cause a nuisance upon any property of a Senior Loan Party or to any adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about any such property, (iv) that consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (v) that contain, without limitation, asbestos, polychlorinated biphenyls (PCBs), urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or wastes, crude oil, nuclear fuel, natural gas, synthetic gas, radon gas, radioactive materials, or isotopes.

"Indebtedness" as applied to a Person means, without duplication all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including (i) the obligations for borrowed money; (ii) the obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of business); (iii) the obligations secured by Liens or payable out of the proceeds or production from Property now or hereafter acquired; (iv) the obligations evidenced by notes, acceptances, or other instruments;
(v) obligations to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property; (vi) capitalized lease obligations and (vii) any other obligation for borrowed money or other financial accommodation including the Obligations.

"Interest Rate" has the meaning ascribed thereto in Section 1.2(A) of this Master Agreement.

“Knowledge” means, with respect to representations and warranties or notice obligations qualified to Borrower’s knowledge, that no officer of Borrower is aware, or would be aware after reasonable inquiry, of any facts that would give such Person knowledge or notice that any such representations or warranties are false or that such events have occurred that require notice to Lender.

"Lender" has the meaning ascribed thereto in the preamble of this Master Agreement.

"Lender Assignee" shall have the meaning ascribed thereto in Section 6.1 of this Master Agreement.

"Lender Transfer" shall have the meaning ascribed thereto in Section 6.1 of this Master Agreement.

"Lien" means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangements, encumbrance, lien (statutory or other), privilege, or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement), any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing.

"Loan" has the meaning ascribed thereto in Section 1.1(A) of this Master Agreement.

“Loan Schedule” has the meaning ascribed thereto in Section 1.1(A) of this Master Agreement.

“Master Agreement” means this Master Loan and Security Agreement as amended or otherwise modified from time to time.

"Material Adverse Effect" means any condition which has or may have (as determined by Lender in its sole discretion) a material adverse effect upon: (i) the business, operations, Properties, liabilities (actual or contingent), or financial condition of Borrower and Guarantor, taken as a whole; (ii) the validity or enforceability of any Transaction Document; or (iii) the ability of Borrower or Guarantor to perform its Obligations or upon any rights or remedies under any Transaction Document or of Lender to enforce or collect the Obligations in accordance with the Transaction Documents and Applicable Law.

"Maturity Date" has the meaning ascribed thereto in Section 1.3 of this Master Agreement.
"Maximum Rate" means the maximum rate of interest permitted by Applicable Law that may be charged or received on the Obligations.

"Minimum Insurance Requirements" means the requirements set forth on Exhibit A attached hereto and incorporated by reference herein for policies of insurance to be obtained by Borrower.

"NEX" has the meaning ascribed thereto in Section 4.1(A)(1) of this Master Agreement.

"Note" has the meaning ascribed thereto in Section 1.1(A) of this Master Agreement.

"Obligations" means all Indebtedness, liabilities and obligations (including non-financial obligations and covenants) owing or arising from Borrower to Lender of every kind or nature, whether absolute or contingent, due or to become due, joint or several, liquidated or unliquidated, matured or unmatured, primary or secondary, now existing or hereafter arising under any Transaction Document, regardless of the form or purpose of such liabilities or Obligations, including all of the Loans, and all interest, charges, expenses, Taxes, Attorneys' Fees and other sums chargeable to Borrower under any Transaction Document.

“Permitted Improvements” means any alterations, additions, modifications or attachments to the Equipment that are of a kind that customarily are made by owners of equipment similar to the Equipment, free and clear of any and all Liens (other than the Liens created pursuant to the Transaction Documents), and do not and that could not reasonably be expected to: (a) reduce the value or general usefulness of the Equipment; (b) impair the certification, performance, safety, quality, capability, function, specifications, use or character of the Equipment or alter the purpose for which such Equipment were obtained by Borrower, as described by Borrower to Lender in requesting Lender to enter into the Transaction Documents; (c) be inconsistent with Applicable Laws, manufacturer's requirements or recommendations, or any warranty, service agreement or license; (d) expose any Equipment to any Lien or other adverse interest or circumstance; (e) do not adversely affect insurance coverage benefiting Lender hereunder; or (f) negatively affect the resale value of the Equipment.

"Permits, Licenses and Related Rights" means any privileges, licenses, permits, authorizations, tags, certificates, governmental authorizations and approvals, franchises, patents, copyrights, trademarks, trade names, and any other documents, instruments, agreements, requisite approvals, rights, or authorizations necessary to the ownership of its Property or to the conduct of its business, including the ownership or operation of the Equipment.

"Permitted Liens" means (a) any Lien which may be granted to Lender or its Affiliates; (b) inchoate Liens arising by operation of Applicable Laws (whether statutory or common) in favor of materialmen, mechanics, warehousemen, carriers, lessors or other similar Persons which: (i) are incurred by Borrower in the ordinary course of business; (ii) do not secure Indebtedness for borrowed money; and (iii) are not yet due and payable; (c) Liens securing Taxes that are not yet due and payable; (d) Liens subject to subsections (b) and (c) above which are being contested so long as (i) Lender has been provided adequate assurances of the payment of the amounts being contested, (ii) such contest is being conducted in good faith, with due diligence and by appropriate proceedings,
(iii) adequate reserves are being maintained in accordance with GAAP; and (iv) Lender shall have determined in its reasonable judgment that the nonpayment of the related Taxes or other amounts giving rise to the Liens during such contest does not and will not adversely affect Lender’s rights or interests in and to any of the Equipment in any material respect, including that the contest does not involve any material danger of the sale, forfeiture or loss of the Equipment or any interest therein; and (e) Liens in favor of agents or lenders a party to any Senior Credit Agreements that are subordinated to the Liens of Lender pursuant to a subordination agreement in form and substance satisfactory to Lender.

"Person" means an individual, partnership, corporation, joint venture, association, joint stock company, trust, business trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof.
"Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Purchase Agreement” means the Supplier invoice, supply contract, purchase order, purchase agreement or other documentation relating to order, fabrication, construction and/or sale of Equipment.

“Purchase Price” means the total amount of consideration due to the Supplier for the Equipment to be purchased under the applicable Purchase Agreement.

“Reasonable Wear and Tear” means the results of normal use of the Equipment as originally intended assuming (a) use and maintenance in accordance with the original equipment manufacturer's recommendations, using original equipment manufacturer parts where available, and in accordance with the provisions of Section 4.1(F) hereof; (b) the complete absence of any casualty, misuse, abuse, abandonment, improper care, accident, negligence or similar occurrence with respect to any Equipment, whether or not such Equipment is in use at the time of said occurrence; and (c) use that does not, in any way, impair the function of any Equipment or prevent any Equipment from immediately being placed into use or its continued use.

"Scheduled Payment Date" has the meaning ascribed thereto in Section 1.3 of this Master Agreement.

“Senior Credit Agreements” means, collectively, any credit agreement or other documentation entered into by, or binding upon, NEX, Guarantor or Borrower (as amended or otherwise modified from time to time) having an original outstanding principal balance and availability for Indebtedness in excess of One Hundred Million Dollars ($100,000,000), and shall include the Second Amended and Restated Asset-Based Revolving Credit Agreement, dated as of October 31, 2019, as amended, among NEX and certain of its subsidiaries, the lenders party thereto and Bank of America, N.A. as administrative and collateral agent and the Term Loan Agreement, dated as of May 25, 2018, as amended, among NEX and certain of its subsidiaries, the lenders party thereto and Barclays Bank PLC, as administrative and collateral agent, in each case, as amended or otherwise modified from time to time).

“Senior Loan Party” means a “Loan Party” as such term (or similar phrase) is defined in any Senior Credit Agreement.

"Subsidiary" means, as to any Person, another Person of which partnership interests, member interests, shares of stock or other similar ownership interests having ordinary voting power (other than interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors, general partner, manager, managing partner or other governing body or management Person or group of such Person are at the time owned, or the management of which is otherwise controlled, directly, or indirectly, through one or more intermediaries, or both, by such Person.

"Supplier" means (a) the manufacturer of the Equipment; and (b) any vendor or other Person from whom the Equipment is purchased.

"Support Documents" means, beginning as of the request for an Advance with respect to any Equipment and continuing so long as such Equipment remains subject to this Agreement, the applicable Purchase Agreement relating to such Equipment, and any warranty agreements, extended services agreement and other instruments and documents that relate to the acquisition, installation, maintenance or warranty of such Equipment (including all claims for damages arising as a result of any default by the Supplier or other parties obligated pursuant to the foregoing, including claims under all warranty and indemnity provisions contained therein and any and all rights of Borrower to compel performance of the terms of such documents).

"Taxes" means any and all present or future sales, use, personal property, excise, gross receipts, income, franchise, stamp or other taxes, levies, imposts, duties, fees, assessments, deductions, withholdings, turnover taxes, value added taxes or other charges of whatsoever nature that may now or hereafter be imposed or asserted by any foreign, state or local governmental body, agency, jurisdiction or any political subdivision thereof or any taxing authority therein and all interest, penalties, fine, additions or similar liabilities with respect thereto. Notwithstanding the foregoing, Taxes shall not include United States Taxes measured by Lender's net income except to the extent such Taxes could have by Borrower's actions been avoided or minimized by the terms of the statute imposing the Taxes or other Applicable Law.

“Threshold Amount“ means Twenty-five Million Dollars ($25,000,000).

“Total Loss” means, with respect to any Casualty Equipment, (a) the actual or constructive total loss of such Casualty Equipment, (b) the loss, disappearance, theft or destruction of such Casualty Equipment, or damage thereto that is uneconomical to repair or renders it unfit for normal use, or (c) the condemnation, confiscation, requisition, seizure, forfeiture or other taking of title to or use of such Casualty Equipment or the imposition of any Lien thereon by any governmental authority.

"Transaction Documents" means this Agreement and all other agreements, instruments, documents and certificates, or writing now or hereafter executed by Borrower, Guarantor or any other obligor with respect to the transactions contemplated by this Agreement, including the Guaranty. For purposes of clarity, the term “Transaction Documents” expressly excludes any commitment letters, proposals or other similar documents executed in connection herewith.

"UCC" means the Uniform Commercial Code as in effect in the State of Tennessee on the date of the applicable Agreement; except to the extent that the validity or perfection of any Lien or provisions regarding enforcement thereof requires application of the laws of a state other than the State of Tennessee.